  As filed with the Securities and Exchange Commission on September 12, 1996.
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                 HOLOGIC, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                         04-2902449
- -----------------------                  ------------------------------------
State of Incorporation                   (IRS Employer Identification Number)

                590 Lincoln Street, Waltham, Massachusetts 02154
                ------------------------------------------------
              (Address of principal executive offices) (zip code)

FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan
           FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan
       FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan
                             (Full title of Plans)

                         S. David Ellenbogen, Chairman
 Hologic, Inc., 590 Lincoln Street, Waltham, Massachusetts 02154 (617) 890-2300
                    (Name and address of agent for service)

                                   Copies to:
                           Lawrence M. Levy, Esquire
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                          Boston, Massachusetts 02111

                                      CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                           Proposed maximum     Proposed maximum       Amount of
   Title of securities    Amount to be    offering price per   aggregate offering   registration fee
    to be registered     registered (1)        share (2)           price (2)
=======================================================================================================
  Common Stock, $.01
  par value                 297,517              $22.46           $6,682,231.82         $2,304.22
- -------------------------------------------------------------------------------------------------------
  Rights to Purchase
  Common Stock (3)          297,517                ---                 ---                  ---
=======================================================================================================

(1) Represents 150,716 shares, 124,431 shares and 22,370 shares of Common Stock that may be issued upon exercise of outstanding options granted under the FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan, the FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan and the FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan, respectively, that were assumed by Hologic upon consummation of the merger of its wholly-owned subsidiary with and into FluoroScan. Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.
(2) Based upon the average exercise price of the options pursuant to which the shares covered by this Registration Statement may be purchased.
(3) Pursuant to a Rights Agreement entered into in 1992, as amended, one right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The rights currently are not separately transferable apart from the Common Stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents by Reference.
- ------  ---------------------------------------

        The Company hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Company's Prospectus included in its Registration Statement on Form S-4, File No. 333-08977.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Prospectus referred to in (a) above.

        (c) The description of the Company's Common Stock and Rights to Purchase Common Stock which are contained in Hologic's Registration Statements filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

        The Company hereby undertakes to provide without charge to each person who has received a copy of any of the prospectuses to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4. Description of Securities.
- ------  -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.
- ------  --------------------------------------

        The validity of the securities offered hereby has been passed upon for the Registrant by Messrs. Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111. Lawrence M. Levy, Secretary of the Registrant, is a member of Brown, Rudnick, Freed & Gesmer and a stockholder of the Registrant.

Item 6. Indemnification of Directors and Officers.
- ------  -----------------------------------------

        Article 10 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article 11 of the Registrant's By-laws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.

        The Registrant has entered into indemnification agreements with each of its present directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

Item 7. Exemption from Registration Claimed.
- ------  -----------------------------------

        Not Applicable.

Item 8. Exhibits.
- ------  --------

Number        Description
- ------        -----------

 4.1             Certificate of Incorporation of the Registrant -- Filed as
                 Exhibit 3.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128)*

 4.2 By-Laws of the Registrant -- Filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File
                 No. 33-33128)*

 4.3 Specimen Certificate of Common Stock -- Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128)*

 5               Legal Opinion of Brown, Rudnick, Freed & Gesmer

 23.1            Consent of Arthur Andersen LLP

 23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

 24 Power of Attorney (included on the signature page of this Registration Statement)

 99.1 FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan
 99.2            FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan
 99.3            FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option
                 Plan
 99.4 Agreement and Plan of Merger dated as of July 18, 1996 among the Registrant, Fenway Acquisition Corp. and FluoroScan Imaging Systems, Inc. -- Filed as Exhibit 2.01 to the Registrant's Registration Statement on Form S-4 (File No. 333-08977)*

- --------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9. Undertakings.
- ------  -------------

      (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on September 11, 1996.

                                            HOLOGIC, INC.

                                            By: /s/ S. David Ellenbogen
                                                _____________________
                                                S. David Ellenbogen
                                                Chairman and Chief
                                                Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and Glenn P. Muir and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                        Title                      Date
         ---------                        -----                      ----
 /s/ S. David Ellenbogen
______________________       Principal Executive Officer      September 11, 1996
 S. David Ellenbogen         and Director

 /s/ Glenn P. Muir
______________________       Principal Financial and          September 11, 1996
    Glenn P. Muir            Accounting Officer

 /s/ Jay A. Stein
______________________       Director                         September 11, 1996
    Jay A. Stein


_______________________      Director
   Larry S. Grossman

 /s/ Irwin Jacobs
_______________________      Director                         September 11, 1996
     Irwin Jacobs

 /s/ William A. Peck
_______________________      Director                         September 11, 1996
    William A. Peck

 /s/ Gerald Segel
_______________________      Director                         September 11, 1996
      Gerald Segel

 /s/ Elaine Ullian
______________________       Director                         September 3,  1996
     Elaine Ullian

                                 Exhibit Index


Number                                      Description                                          Reference
- ------                                      -----------                                          ---------
4.1        Certificate of Incorporation of the Registrant -- Filed as Exhibit 3.01 to the
           Registrant's Registration Statement on Form S-1 (File No. 33-33128)                       *

4.2        By-Laws of the Registrant -- Filed as Exhibit 3.02 to the Registrant's Registration
           Statement on Form S-1 (File No. 33-33128)                                                 *

4.3        Specimen Certificate of Common Stock -- Filed as Exhibit 4.01 to the Registrant's
           Registration Statement on Form S-1 (File No. 33-33128)*                                   *

5          Legal Opinion of Brown, Rudnick, Freed & Gesmer

23.1       Consent of Arthur Andersen LLP

23.2       Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24         Power of Attorney (included on the signature page of this Registration Statement)

99.1       FluoroScan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan

99.2       FluoroScan Imaging Systems, Inc. 1995 Stock Incentive Plan

99.3       FluoroScan Imaging Systems, Inc. 1994 Directors Stock Option Plan

99.4       Agreement and Plan of Merger dated as of July 18, 1996 among the Registrant,
           Fenway Acquisition Corp. and FluoroScan Imaging Systems, Inc. -- Filed as Exhibit
           2.01 to the Registrant's Registration Statement on Form S-4 (File No. 333-08977)*         *

- --------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.